Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Bernstein & Pinchuk LLP

Certified Public Accountants	To Madison Venture Capital Group, Inc.

Seven Penn Plaza, Suite 830 New York, NY 10001 Tel 212 279-7900 Tel 516 897-7979 Fax 212 279-7901 www.bpaccountants.com
We consent to the use of this Registration Statement on Form S-1/A of our report dated April 15, 2007 relating to the financial statements of Madison Venture Capital Group, Inc. for the year ended December 31, 2006 and for the period August 17, 2006 (inception) to December 31, 2006.

/s/ Bernstein & Pinchuk LLC

New York, New York
July 5, 2007

July 5, 2007